UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 14, 2025

iCAD, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-09341	02-0377419
(Commission File Number)	(IRS Employer Identification No.)

2 Townsend West, Suite 6, Nashua, New Hampshire	03063
(Address of Principal Executive Offices)	(Zip Code)

(603) 882-5200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ICAD	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 14, 2025, iCAD, Inc. (“iCAD” or the “Company”) held a virtual special meeting of stockholders (the “Meeting”).

As of the close of business on May 16, 2025, the record date for the Meeting, there were 27,470,869 shares of common stock of the Company, par value $0.01 per share (the “Common Stock”) outstanding and entitled to vote at the Meeting. At the Meeting, 17,471,410 shares of Common Stock, representing approximately 63.60% of the total shares of Common Stock outstanding and entitled to vote, were present virtually or represented by proxy, constituting a quorum to conduct business at the Meeting.

At the Meeting, the following proposals were considered:

Proposal 1: To adopt the Agreement and Plan of Merger, dated April 15, 2025, by and among RadNet, Inc., a Delaware corporation (“RadNet”), Trio Merger Sub, Inc., a wholly owned subsidiary of RadNet (“Merger Sub”), and the Company (as it may be amended from time to time, the “Merger Agreement”), under which, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of RadNet (the “Merger Agreement Proposal”).

Set forth below are the voting results for the Merger Agreement Proposal, which was approved by the Company’s stockholders:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
16,951,244	486,423	33,743	0

Proposal 2: To approve, on a non-binding, advisory basis, compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise related to the Merger (the “Advisory Compensation Proposal”).

Set forth below are the voting results for the Advisory Compensation Proposal, which was approved by the Company’s stockholders on a non-binding, advisory basis:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
15,296,911	1,479,512	694,987	0

In connection with the Meeting, the Company also solicited proxies with respect to the adjournment of the Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to adopt the Merger Agreement Proposal if there were insufficient votes to adopt the Merger Agreement at the time of the Meeting (the “Adjournment Proposal”). As there were sufficient votes from the Company’s stockholders to adopt the Merger Agreement, adjournment of the Meeting was unnecessary and the Adjournment Proposal was not presented to the Company’s stockholders.

The approval of the Merger Agreement Proposal by the Company’s stockholders satisfies the stockholder vote condition under the Merger Agreement. The Company expects the Merger to close on July 17, 2025, subject to the conditions set forth in the Merger Agreement.

Forward Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as: “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “outlook,” “plan,” “potential,” “possible,” “predict,” “project,” “seek, “should,” “target,” “will” or “would,” the negative of these words, and similar references to future periods. Forward-looking statements including, but not limited to, statements regarding the timing of the closing date for the proposed transaction are based on the current estimates, assumptions and projections of iCAD, and are qualified by the inherent risks and uncertainties surrounding future expectations generally, all of which are subject to change. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties, many of which are beyond iCAD’s control.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iCAD, INC.

By:	/s/ Dana Brown
Dana Brown Chief Executive Officer and President

Date: July 14, 2025